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                                                                   EXHIBIT 10.28

                                    AGREEMENT

     This agreement ("Agreement") is made by and between Glen Day ("Player") and Outlook Sports Technology, Inc. ("Company") as of the 1st day of January 1998 in the following circumstances:


                                   Background

     Player is an expert professional golfer who plays and intends to play in golf tournaments and exhibitions throughout the Territory, as hereafter defined, and whose endorsement of products and services has commercial value. Company is engaged in the business of golf club manufacturing and distribution. Company and Player desire to work together in the development, advertisement, promotion and sale of Company's golf product and equipment during the Term of this Agreement, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties do hereby AGREE as follows:

1.Definitions. For purposes of this Agreement the following terms shall have the following meanings:

     a."Endorsed Product" shall mean Tegra golf products, more specifically, woods and irons, headcovers, umbrella, towel and golf apparel.

     b."Player Endorsement" shall mean the name, photograph, message, voice, initials, likeness or signature of Player, or any words and/or sounds, and/or symbols, and/or graphic representations which identify Player and/or his name, identity or likeness.

     c."Official Events" shall mean U.S. PGA TOUR officially sanctioned events, plus the British Open (including practice rounds and pro-ams).

     d."Major Tournament" shall mean any one of the Masters Tournament, the U.S. Open, the British Open and the PGA Championship.

     e."Territory" shall mean the entire world.

     f."Company Driver" shall mean the "Tegra" brand driver.

     g."Trademark" shall mean the Company's Tegra, T design, Tegra T design and other marks (whether registered or unregistered) forming a part of the Tegra line of products and services offered by the Company.


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2.Management Representation. Player acknowledges and represents that he has appointed International Golf Partners, Inc. as his exclusive management representative in this Agreement. Company and Player agree that International Golf Partners, Inc. shall be deemed to be the exclusive management representative of Player for the purposes of this Agreement and that all payments, notices, statements or other documents required or permitted to be given hereunder shall be sent directly to Player in care of International Golf Partners, Inc., as specified in Section 14 below.

3.Term of Agreement. This Agreement shall commence as of the date first written above and shall extend for three (3) years, through December 31, 2000 ("Term").

4.Responsibility of Player. Player agrees to fulfill the following responsibilities with respect to the development, advertisement and promotion of the product during the Term (Endorsed Services):

     a.Use of Endorsed Product. Company agrees to provide Player from time to time, as reasonably needed by Player during the Term, a reasonable quantity of the Endorsed Products at no cost for Player's use hereunder. Player specifically agrees that no Endorsed Product supplied to Player shall be sold or traded to a third party.


          i.Year 1998 Player agrees to wear Company headwear, carry Company golf staff bag, headcovers, towels, and umbrella and wear the Company apparel in all Official Events and other golf related events. In addition, Player agrees to use his best efforts to use the Company Driver and Tegra irons.

          ii.Years 1999 & 2000 Player agrees to use Company Driver and Company branded irons. In addition, Player agrees to wear Company headwear, carry Company golf staff bag, headcovers, towels, and umbrella and wear the Company apparel in all Official Events and other golf related events.

     b.Subject to Sections 4.1A and 4.1B of this Agreement, Player shall in all circumstances, wear and use the Endorsed Products whenever he is competing, practicing or playing in golf related activities and at teaching and coaching sessions. The Company acknowledges and agrees that if Player represents his country in a special team event where there are specific products analogous to or competitive with the Endorsed Products that are required to be worn and/or used which are not Endorsed Products, the Player may wear and/or use such products during such event. In addition, the Player agrees that in all appropriate circumstances he shall wear and/or use the Endorsed Products during golf related press and/or television interviews. Player specifically agrees to wear a golf hat or visor and golf shirt of the Company (or ones that prominently display the Trademark) during television interviews, press interviews and awards ceremonies other than specified above.

     c.Player agrees to make himself available, on an annual basis, at the Company's request, on three days (for a maximum of eight hours per day) for the purposes of making appearances including public or promotional appearances on behalf of the Company. Player also agrees to make himself available at the Company's request for two photography sessions of four hours in length each for the


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purposes of photography for the Company's advertising or promotional material. The Company shall reimburse the Player for all first-class travel expenses incurred in connection with these appearance dates.

5.Endorsement. Player agrees to endorse the Endorsed Product during the Term and to permit Company to use Player Endorsement during the Term as follows:

     a.Permitted Uses. Company shall have the exclusive right and license to use, reproduce and to distribute the Player Endorsement during the Term, throughout the Territory and for purposes of advertising, promoting, marketing, sales and distribution of Endorsed Product, including, without limitation, use on label and packaging and in print, broadcast, electronics and any other media now known or hereafter created, subject to the quality control provisions set forth in the following section.

     b.Exclusivity. The Player Endorsement rights granted hereby shall be exclusive with respect to the Endorsed Product only. The parties acknowledge and agree that all proprietary rights in and to the Player Endorsement shall be and remain vested in Player except to the extent of the license expressly granted herein.

     c.Player expressly agrees that the right to use the Player Endorsement will not be granted to anyone other than the Company for use within the Territory during the Term in connection with advertisement, promotion, sale or distribution of a product or products analogous to or competitive with Endorsed Products.

6.Quality Control. All uses by Company of the Player Endorsement shall be subject to the prior approval of Player. Company agrees to submit all proposed uses of the Player Endorsement to Player reasonably in advance of the time intended for first use. Player shall have a period of five (5) business days from the date of receiving notice of any proposed use of the Player Endorsement to either approve or disapprove thereof. If Player fails to act within the five
(5) business-day period, he will be deemed to have approved the proposed use. Company acknowledges and agrees that its right to produce, promote and distribute materials incorporating the Player Endorsement shall cease upon expiration of this Agreement, except those materials that have been distributed outside of Company provided that in the event of early termination of this Agreement, Company shall have ninety (90) days after termination of this Agreement to exhaust advertising and other materials which may include the Player Endorsement. Player agrees that company is authorized to advertise "Win Ads" without Player's advance approval. Player agrees not to disapprove Company's material unreasonably, and in case of disapproval to provide specific basis of the disapproval to Company.

7.Official Events. Player agrees to play in not less than 20 Official Events during each year of the Term. In the event Player plays in less than the stated number of Official Events in a year, the applicable retainer fee shall be prorated based on the number of Official Events actually played. In the event of any overpayment by Company to Player, Player shall promptly refund the amount of such overpayment to Company.

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8.Fees. Subject to the terms of this Agreement, Company agrees to pay Player the following fees and bonuses during the Term:


    a.Retainer Fees:     1998     $ 50,000 (plus stock shares, see 8.2 below)
      -------------      1999     $150,000
                         2000     $160,000

     b.Stock Shares. As additional compensation for the services and rights provided by Player and upon execution of this agreement, Player shall receive 30,000 shares of the Company's common stock, valued at par value $0.01 per share. Company agrees that in the event the shares do not have a minimum value of $60,000 at the date of initial public offering (IPO) of the Company's stock, Company agrees to pay the difference between such date's valuation and $60,000 to Player in cash compensation or gifting additional shares of Company stock no later than thirty days following the date of the IPO. All references to share or option numbers and exercise prices herein do not reflect the Company's contemplated 3:1 reverse split of its common stock.

     c.Tournament Bonuses:

          i.Driver Bonus. In 1998, Company agrees to pay Player $1,000 for each Official Event that Player uses Company Driver. In addition, Company agrees to pay Player $5,000 if Player should switch to using Company Driver in Official Events prior to March 1, 1998.

          ii.PGA Tour Victories

               1) Player using Company Driver: Company agrees to pay Player $15,000 and 5,000 stock options @ $2.00 per option for each tournament victory (up to 3) in Official Events during 1998 or 1999.

               2) Player not using Company Driver: Company agrees to pay Player $25,000 for each tournament victory (up to 3).

               3) 4th and subsequent PGA Tour victories and victories after 1/1/00: Company agrees to pay Player $25,000 for each victory.

          iii."Major" win bonuses

               1) In "Major" Tournaments where Player uses Company Driver in 1998 and 1999, Company agrees to pay Player $75,000 and 12,500 stock options @ $2.00 per option for each victory.

               2) In "Major" Tournaments where Player is not using Company Driver in 1998, Company agrees to pay Player $100,000 for each Major victory.


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               3)   Beginning in year 2000, Player will be compensated $100,000 for each "Major" Tournament victory.

               iv.Money list Company agrees to pay Player the corresponding amount if Bonus is earned on the year end Official PGA Tour Money List.

                        #1                $100,000
                        #2-10             $ 50,000
                        #11-20            $ 40,000
                        #21-30            $ 30,000

               v.Player of the Year Company agrees to pay Player $50,000 if Player should be named "PGA Tour Player of the Year".

               vi.Ryder Cup/Presidents Cup Company agrees to pay Player $25,000 if Player should be named to the Ryder Cup or Presidents Cup teams.

     d.Payments: In 1998, Company agrees to pay Retainer Fee in three installments on April 1, July 1, and Oct. 1. Beginning in 1999, company agrees to pay Retainer Fee quarterly (Jan 1, April 1, July 1, and Oct. 1). Company agrees to pay Tournament bonuses earned within thirty (30) days of the receipt of an invoice identifying the particular bonus amount earned. In the case when stock options are earned, said options will be exercisable up to five (5) years of date of issuance.

9.Information and Promotion. During the Term of this Agreement, Player agrees to use his best efforts when possible to promote and further the sale of Endorsed Product. Player also agrees and promises to use best efforts to keep Company informed as to any information Player acquires relating to the Company and Company's products including, without limitation, information on performance and including information obtained from other professional golfers.

10.No Waiver. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by either part of its rights under this Agreement.

11.Relationship of the Parties. This Agreement shall not constitute or be considered a partnership, employer-employee relationship, join venture, or agency between the parties hereto nor by or between any of their employees or agents.

12.Binding Effect. Subject to the provisions of this Agreement governing assignment, this Agreement shall be binding upon and to inure to the benefit of the successors of the parties hereto.

13.Severance. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term of provision to any person or circumstance other than

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those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforced to the fullest extent provided by law.

14.Notice. Notice by any party is deemed given when mailed, postage paid, certified or registered, return receipt requested (Federal Express, DHL, Airborne, US Overnight Mail and UPS Overnight are also applicable), addressed to the other parties at the address appearing below:

             To Player:       Glen Day
                              c/o International Golf Partners, Inc.
                              3300 PGA Blvd., Suite 990
                              Palm Beach Gardens, FL 33410

             To Company:      Outlook Sports Technology, Inc.
                              4400 N. Federal Hwy., Suite 410
                              Boca Raton, FL 33431
                              Attn: Jim Dodrill, President

         Either party may, by written notice to the other, change the address to which any such communications shall be sent. After notice of such change has been received, any communications shall be sent directly to such party at such changed address.

15.Authority. Each of the parties hereby represents and warrants to the other that it has the right, power and legal authority to enter into and fully perform this Agreement in accordance with its terms and that this Agreement when executed and delivered by the parties will be a legal, valid and binding obligation enforceable against the parties in accordance with its terms.

16.Modification. No modification or waiver of any provisions of this Agreement shall be effective unless made in writing and signed by all parties.

17.Indemnification. Company agrees to fully indemnify and hold Player harmless from and against any claim based upon or involving alleged misrepresentation by Company of the Endorsed Services as provided pursuant to this Agreement. Company shall have the right to reasonably select the attorney to defend Player in an matter falling within Company's indemnification obligation and to receive, monitor and audit any bills relating to such defense.

         Player agrees to fully indemnify and hold harmless Company from and against any and all damages arising out of or in any way related to third party claims or government fines or penalties based on the (1) negligent or willful acts or omissions of the Player in relation to the activities described in the Agreement not at the direction of the Company, (2) any loss of or damage to property, personal injury or death resulting from the negligent or willful services of the Player hereunder, or (3) any breach by Player of any obligation to be performed or any

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         other agreement or representation made by Player herein except to the extent such damages arise from the gross negligence or willful neglect of Company.

18.Assignment. Neither Player nor Company shall have the right to grant sublicenses hereunder or to otherwise assign, alienate, transfer, encumber or hypothecate any of its rights or obligations hereunder, except as set forth herein: (1) Player shall have the right to assign the financial benefits hereof, and Company hereby consents to such assignment upon receipt by Company of written notice thereof from Player; (2) Company shall have the right to grant sublicenses hereunder or to otherwise assign, alienate, transfer, encumber or hypothecate any of it's rights or obligations hereunder, if prior written consent is obtained from Player, which consent will not be unreasonably withheld; (3) Company may assign this Agreement and all rights and obligations hereunder to a purchaser or substantially all of the assets of the Company's business associated with the Trademarks or any successor entity in a corporate reorganization or any entity under common ownership or control.

19.Termination.

     a.Either party may terminate this Agreement in the event the other party breaches any of its obligations under this Agreement and such breach continues uncured for more than thirty (30) days after written notice thereof is given to the breaching party by the other party, or in the event the other party becomes insolvent, or a proceeding under any bankruptcy law is filed by or against the other party, or the other party admits in writing its inability to pay its debts as they fall due. Such right of termination is in addition to any other remedy the non breaching party may have and shall not waive the party's right to damages for any breach.

     b.Player agrees that Company shall have the right to immediately terminate this Agreement upon written notice to Player or to Player's representative:

               i.In the event of Player's death during the contract period, or

               ii.In the event Player is convicted of a felony, or

               iii.If player has committed, or shall commit, any act, or has, or in the future becomes involved in any situation or occurrence including but not limited to the use of or other association with drugs or excessive alcohol, or otherwise tending to bring himself and/or Company and/or Endorsed Product into public disrepute, contempt, scandal, or ridicule, or tending to shock, insult, or offend the people of this nation or another nation, or any class or group thereof, or reflecting unfavorably upon Company's reputation or products, or is charged with the commission or any act or thing which is an offense involving moral turpitude under Federal, State or local law.

               Company agrees to pay Player on a pro-rated basis for any work performed by Player prior to termination of this Agreement.

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     c.Player shall have the right to terminate this Agreement immediately upon private written notice to Company in the event of the occurrence of any of the following contingencies:

               i.If Company is adjudicated as insolvent, declares bankruptcy or fails to continue its business of selling Endorsed Products; or

               ii.If Company fails to make payment to Player of any sums due pursuant to this Agreement within thirty (30) days following the date such payment is due hererunder, provided that Company is notified in writing of such nonpayment by Player or his authorized representative and such payment is not made within ten (10) days following such notification.

     d.In the event of termination under 19.2 or 19.3 above, the parties agree that the Base Compensation due Player shall be pro-rated to the effective date of termination. Furthermore, Company agrees that any bonuses earned by Player under 8.2 prior to the effective date of termination shall be paid in full within thirty (30) days of such effective date of termination.

20.Terms of Agreement Confidential. It is hereby agreed that the specific terms and conditions of this Agreement, including but not limited to the financial terms, and the duration are strictly confidential and shall not be divulged to any third parties, other than those having a need for disclosure in connection with the normal business affairs of the parties without the prior written consent of both Company and Player, unless otherwise required by law to be disclosed or unless disclosed in connection with the prosecution of defense of an arbitration proceeding brought under this agreement.

21.Entire Agreement. This Agreement and the exhibits referred to herein, which are incorporated herein by this reference, constitutes the entire agreement between the parties with respect to this subject matter covered by this Agreement. The Agreement may not be amended, changed or modified except by a writing duly executed by both parties hereof. Each party understands and hereby represents and acknowledges to the other that no understanding, agreement, inducement, or promise has been made other than as set forth in this agreement and that this agreement supersedes any and all prior understandings, agreements, representations, promises or inducements, whether oral or written, not set forth in, referred to in, or reserved or preserved in this agreement.

22.Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to its principles of conflicts of law. Any action on this Agreement or arising out of its terms and conditions shall be instituted and litigated in the courts of the State of Florida, County of Palm Beach. In accordance, the parties submit to the jurisdiction and venue of the State of Florida and agree and acknowledge that such a forum shall be a convenient forum for resolution of their questions, disputes and other differences.

IN AGREEMENT, to the foregoing the parties set their hands below as of the date first written above.

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By: /S/ Glen Day                            By:/S/ Jim Dodrill
   ---------------------------                 --------------------------------
   Glen Day                                    Outlook Sports Technology, Inc.

Date: 2-16-98                               Date: Feb., 1998


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